FOR IMMEDIATE RELEASE	CONTACT:	Christi Cowdin
Director, Corporate Communications & Investor Relations
(248) 593-8810
ccowdin@horizonglobal.com

HORIZON GLOBAL ANNOUNCES EXPANSION OF ITS BOARD OF DIRECTORS

▪	Six New Independent Directors Appointed with Operational, Turnaround and Financial Expertise

▪	John Kennedy Named as Independent Board Chair

▪	Four Directors Announce Retirement
Troy, Michigan, April 4, 2019 - Horizon Global Corporation (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, today announced its Board of Directors has unanimously approved significant changes to its Board composition and leadership to fulfill certain obligations related to the Company’s recently completed $51 million second lien term loan.
Today, the Horizon Global Board announced the appointment of six new independent directors, including Frederick “Fritz” Henderson, John Kennedy, Ryan Langdon, Brett Milgrim, Mark Weber, and Harry Wilson, effective immediately. The Board also announced the appointment of John Kennedy as Chair, effective immediately.
Additionally, the Board announced the retirement of four directors, Richard DeVore, Scott Kunselman, Richard Siebert, and Maximiliane Straub, effective immediately. Carl Bizon, Denise Ilitch, and David Roberts will continue to serve as Directors of Horizon Global.
With these announced changes, the Board expands its membership to nine directors, eight of whom are independent. The new Board members collectively bring extensive leadership experience, including operational and turnaround expertise. Additionally, several of the new Board members are meaningful shareholders of the Company, which significantly enhances the Board’s alignment with all shareholders of Horizon Global.
"Horizon Global participated in a thoughtful process to name the six new directors, including constructive engagement with shareholders and other stakeholders," commented Carl Bizon, President and Chief Executive Officer of Horizon Global. “These new appointments demonstrate the Board’s ongoing commitment to ensuring the Company drives improved performance across our operations and delivers value for our shareholders.”
Commented Denise Ilitch, “I want to express sincere gratitude to the Board, including the directors who are retiring from the Board, for their service to Horizon Global through its spin-off from TriMas Corporation and the important actions taken in the past year. John Kennedy’s broad and relevant leadership experience makes him an excellent choice to serve as Board Chair, and I look forward to working with him and the rest of the Board to move Horizon Global forward.”
Biographies
John C. Kennedy
John Kennedy is currently the President and Chief Executive Officer of Autocam Medical, a privately held contract manufacturer of precision-machined implants and instruments for surgical applications, which he founded in 2005.  Mr. Kennedy previously served as the President and Chief Executive Officer of Autocam Corporation, which he founded in 1988.  John and his team built Autocam Corporation into a global automotive supplier and sold the company in 2014.  He currently serves on the boards of the Van Andel Institute, Shape Corporation, Lacks Enterprises, West Michigan Policy Forum, and Business Leaders for Michigan.

Frederick A. “Fritz” Henderson
Fritz Henderson is currently Chair of the Board of Directors of Adient, PLC, an automotive parts manufacturer focused on automotive seating and interiors, and formerly served as interim Chief Executive Officer of Adient. Mr. Henderson also currently serves as a director and Chair of the Audit Committee of Marriott International, Inc., and as a trustee of the Alfred P. Sloan Foundation. From 2010 until his retirement in December 2017, Mr. Henderson served as Chair and Chief Executive Officer of SunCoke Energy, Inc., and of SunCoke Energy Partners GP LLC. Mr. Henderson served as Senior Vice President of Sunoco, Inc., from September 2010 until SunCoke’s initial public offering in 2011. From 1984 to 2009, Mr. Henderson served in various executive management roles at General Motors, LLC, including President and Chief Executive Officer, President and Chief Operating Officer, Vice Chair and Chief Financial Officer, and as Chair of General Motors Europe. Mr. Henderson previously served as a director and Chair of the Audit Committee of Compuware Corporation.
Ryan Langdon
Ryan Langdon is currently Senior Managing Director and co-founder of Newport Global Advisors, a highly experienced alternative investment firm specializing in turnaround and special situation investments, since 2005. Prior to the formation of Newport Global Advisors, Mr. Langdon was Managing Director and Portfolio Manager in the High Yield Group of AIG Global Investment Group. Mr. Langdon also currently serves on various boards, including Colt Defense; American: Blue Ribbon Holdings, LLC; Autocam Medical; Mesquite Gaming; and Uno Restaurants. Mr. Langdon previously served on the boards of iPCS, Inc; IWO Holdings; Amtrol; Autocam Transportation; Merisant; and Harry and David.
Brett N. Milgrim
Brett Milgrim is currently Co-Chair of the Board of Directors of Loar Group, Inc., a privately held aerospace components manufacturer, and since 1999, a director of Builders FirstSource, Inc.  Mr. Milgrim currently serves on the board of PGT, Inc., and previously served on the board of C.H.I. Overhead Doors. Mr. Milgrim also served as Managing Director of JLL Partners, Inc., a private equity firm focused on leveraged buyout transactions and leveraged recapitalizations of mid-market companies, and as an associate at Donaldson, Lufkin & Jenrette Securities Corporation, a New York-based firm providing investment banking and security brokerage services, and was an analyst at PaineWebber Inc, a stock brokerage and asset management company.
Mark D. Weber
Mark Weber is currently Senior Vice President and Chief Operating Officer of Federal Signal Corporation (“Federal Signal”), a global manufacturer of environment cleaning equipment, emergency signaling systems and industrial warning equipment. Mr. Weber previously served as President and Chief Executive Officer of Supreme Industries, Inc. (“Supreme”), from May 2013 to September 2017, when Supreme was sold to Wabash National Corporation. From 1996 to 2013, Mr. Weber held various leadership positions with Federal Signal including Vice President, Sweeper Products, and President, Environmental Solutions Group. Mr. Weber previously served as Director, Advanced Midrange Manufacturing for Cummins.
Harry J. Wilson
Harry Wilson is currently the founder and Chief Executive Officer of MAEVA Group, LLC, a turnaround and restructuring firm, which he founded in January 2011. Previously, Mr. Wilson served as a Senior Advisor on the President’s Automotive Task Force, where he had lead responsibility for the restructuring of General Motors. Mr. Wilson has also served as a partner at Silver Point Capital, and, earlier in his career, worked in the private equity group at The Blackstone Group, Clayton, Dubilier & Rice, and Goldman, Sachs & Co. Mr. Wilson currently serves on the board of directors of Visteon Corporation and Sotheby’s. He serves on several not-for-profit boards, including Youth, INC., and The Hellenic Initiative. He is also co-chair of MAEVA Social Capital, Inc., a venture philanthropy organization focused on early childhood development. Previously, Mr. Wilson served on the boards of Yahoo! Inc., YRC Worldwide, Inc and several private corporations.
About Horizon Global
Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America, Australia and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company's commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver best-in-class products for our customers, engage our employees and create value for our shareholders.
Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: BULLDOG, Draw-Tite, Fulton, Hayman Reese, Reese, ROLA, Tekonsha, and Westfalia. Horizon Global has approximately 4,200 employees in 37 facilities across 18 countries.
For more information, please visit www.horizonglobal.com.
Forward-Looking Statements
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the Company’s ability to regain compliance with the NYSE’s continued listing standards and maintain such compliance; the Company’s leverage; liabilities imposed by the Company’s debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions, including the impact of any tariffs, quotas or surcharges; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the spin-off from TriMas Corporation; the success of our Action Plan, including the actual amount of savings and timing thereof; the success of our business improvement initiatives in Europe-Africa, including the amount of savings and timing thereof; the Company's exposure to product liability claims from customers and end users, and the costs associated therewith; the Company’s ability to meet its covenants in the agreements governing its debt, including the requirement to reduce its first lien term loan, or obtain any amendments or waivers thereto; and other risks that are discussed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.